Exhibit 99.1

For immediate release

Young Broadcasting Announces Tender Offer Price for its 8-1/2% Senior Notes due 2008

New York, NY, April 22, 2005 — YOUNG BROADCASTING INC. (“YBI” or the “Company”) (NASDAQ: YBTVA) today announced the consideration to be paid in the previously announced cash tender offer (the “Offer”) and consent solicitation (the “Consent Solicitation”) with respect to its $246,890,000 outstanding principal amount of 8-1/2% Senior Notes due 2008 (the “Notes”).  The terms of the Offer and the Consent Solicitation are more fully described in the Offer to Purchase and Consent Solicitation Statement (the “Statement”) and related Letter of Transmittal and Consent, each dated April 11, 2005.

The total consideration for the Notes (the “Total Consideration”) accepted for purchased in the Offer will be $1,069.56 per $1,000 principal amount of Notes, which includes a consent payment of $30 per $1,000 principal amount of Notes for those Notes validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time on April 22, 2005, unless extended (the “Consent Payment Deadline”).  The Total Consideration was determined as of 2:00 P.M., New York City Time, on Friday, April 22, 2005 by reference to a fixed spread of 75 basis points above the yield to maturity of the 1.875% U.S. Treasury Note due November 30, 2005. For those Notes validly tendered after the Consent Payment Deadline that are not validly withdrawn and are accepted for purchase, the tender offer consideration payable, per $1,000 principal amount of such Notes, will be equal to the Total Consideration less the consent payment of $30.00.  In each case, holders will receive accrued and unpaid interest on such Notes, from the last interest payment date to, but not including, the applicable settlement date.  The Offer is scheduled to expire at 5:00 p.m., New York City time, on May 9, 2005, unless extended or earlier terminated.

This announcement is neither an offer to purchase, nor a solicitation of an offer to purchase, nor a solicitation of tenders or consents with respect to, any Notes. The Offer and the Consent Solicitation are being made solely pursuant to the Statement and related Letter of Transmittal and Consent.

YBI has retained Wachovia Securities, Lehman Brothers and Merrill Lynch to serve as the dealer managers and solicitation agents for the Offer and the Consent Solicitation. Questions regarding the Offer and the Consent Solicitation may be directed to Wachovia Securities at (704) 715-8341 or (866) 309-6316, to Lehman Brothers at (212) 528-7581 or (800) 438-3242 or to Merrill Lynch at (212) 449-4914 or (888) ML4-TNDR.  Requests for documents in connection with the Offer and the Consent Solicitation may be directed to Global Bondholder Services Corporation, the information agent, at (212) 430-3774 or (866) 470-3900.

YBI owns ten television stations and the national television sales representation firm, Adam Young Inc. Five stations are affiliated with the ABC Television Network (WKRN-TV - Nashville, TN, WTEN-TV - Albany, NY, WRIC-TV - Richmond, VA, WATE-TV - Knoxville, TN and WBAY-TV - Green Bay, WI), three are affiliated with the CBS Television Network (WLNS-TV - Lansing, MI, KLFY-TV - Lafayette, LA and KELO-TV - Sioux Falls, SD) and one is affiliated with the NBC Television Network (KWQC-TV - Davenport, IA). KRON-TV - San Francisco, CA is the largest independent station in the U.S. and the only independent VHF station in its market.

Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are advised that such forward-looking statements are subject to risks and uncertainties that could significantly affect actual results from those expressed in any such statements. Readers are directed to Young Broadcasting’s

Annual Report on Form 10-K for the year ended December 31, 2004, as well as its other filings from time to time with the Securities and Exchange Commission, for a discussion of such risks and uncertainties. Such risks and uncertainties include, among other things, the impact of changes in national and regional economies, the ability to successfully integrate acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, volatility in programming costs and geopolitical factors.

Contact:  Vincent Young, CEO, James Morgan, CFO, 212-754-7070